Exhibit 99.2

IDEAL IMAGE DEVELOPMENT, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

Tampa, Florida

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2011 and December 31, 2010

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash	$13,573,586	$11,743,452
Accounts receivable, net	5,320,370	6,386,049
Prepaid expenses and other current assets	703,184	280,600
Note receivable	27,950	28,292
Total current assets	19,625,090	18,438,393

Property and equipment, net	6,143,012	3,066,568
Intangible assets, net	540,461	660,287
Goodwill	21,787,350	21,787,350
Deferred customer acquisition costs	8,607,439	7,211,116
Note receivable	40,803	60,957
	$56,744,155	$51,224,672

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$1,621,653	$2,302,076
Current maturities of capital lease obligations	1,261,252	1,009,905
Current maturities of long term debt	6,874,304	5,025,367
Deferred revenue	43,861,918	42,122,034
Deferred taxes	117,060	117,060
Other current liabilities	2,920,538	3,786,563
Total current liabilities	56,656,725	54,363,005

Deferred revenue	17,424,921	14,799,633
Deferred taxes	749,499	319,476
Capital lease obligations	516,083	746,985
Long-term debt	2,993,566	7,449,843

Shareholders' Deficit
Common stock	16,599	16,599
Preferred stock	72,290	72,290
Additional paid in capital	10,616,091	10,616,091
Treasury stock	(1,466,000)	(16,000)
Accumulated deficit	(30,835,619)	(37,143,250)
Total shareholders' deficit	(21,596,639)	(26,454,270)
	$56,744,155	$51,224,672

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Nine Months ended September 30, 2011 and 2010

	2011	2010
	(Unaudited)	(Unaudited)

Revenues
Clinic sales	$50,455,486	$35,688,096
Royalties	1,839,393	1,341,455
Initial fees from franchisees	--	200,000
Other revenue	13,417	137,601
	52,308,296	37,367,152

Cost of revenues	34,456,519	32,923,401

Gross profit	17,851,776	4,443,751

Operating expenses:
Administrative	3,141,122	1,588,364
Salaries and payroll taxes	6,975,574	3,088,343
	10,116,696	4,676,707

Operating income	7,735,080	(232,956)

Other income (expense)
Interest income	4,696	3,790
Interest expense	(802,638)	(1,085,075)
Other income (expense)	24,971	28,594
Gain on sales of assets	750	--
	(772,221)	(1,052,691)

Income (loss) before taxes	6,962,859	(1,285,647)

Income tax expense
Current	225,205	103,050
Deferred	430,023	293,960
	655,228	397,010

Net income (loss)	$6,307,631	$(1,682,657)

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

Nine Months ended September 30, 2011

(Unaudited)

	Common Stock		Preferred Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Deficit
BALANCE, December 31, 2010	10,196,377	$16,599	72,290,152	$72,290	6,402,218	$(16,000)	$10,616,091	$(37,143,250)	$(26,454,270)
Purchase of treasury stock	--	--	--	--	1,610,028	(1,450,000)	--	--	(1,450,000)
Net income	--	--	--	--	--	--	--	6,307,631	6,307,631
BALANCE, September 30, 2011	10,196,377	$16,599	72,290,152	$72,290	8,012,246	$(1,466,000)	$10,616,091	$(30,835,619)	$(21,596,639)

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months ended September 30, 2011 and Nine Months ended September 30, 2010

(Unaudited)

	2011	2010

Cash flows from operating activities
Net income (loss)	$6,307,631	$(1,682,657)
Adjustments to reconcile net income (loss) to net cash
from operating activities
Depreciation and amortization	3,078,297	1,473,661
Deferred taxes	430,023	293,960
Gain on sale of property and equipment	(13,417)	--
Change in operating assets and liabilities, net of acquired businesses
Accounts receivable	1,065,679	(2,582,709)
Other current assets	--	(46,794)
Prepaid expenses	(422,584)	219,925
Other assets	--	(144,615)
Deferred customer acquisition costs	(1,396,323)	(983,638)
Accounts payable and accrued expenses	(1,546,447)	1,295,131
Deferred revenue	4,365,172	8,523,689
Net cash from operating activities	11,868,031	6,365,953

Cash flows from investing activities
Purchase of property and equipment	(6,021,498)	(389,669)
Proceeds from repayment of note receivable	20,496	115,373
Purchase of treasury stock	(1,450,000)	--
Advances to related party	--	(27,581)
Net cash from investing activities	(7,451,002)	(301,877)

Cash flows from financing activities
Payments on capital lease obligations	20,445	(1,537,958)
Payments of other long term payable	--	(190,681)
Proceeds from issuance of long-term debt	2,520,516	284,385
Payment of long-term debt	(5,127,856)	(1,212,989)
Net cash from financing activities	(2,586,895)	(2,657,243)

Net change in cash	1,830,134	3,406,833

Cash at beginning of year	11,743,452	2,914,946

Cash at end of year	$13,573,586	$6,321,779

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months ended September 30, 2011 and Nine Months ended September 30, 2010

	2011	2010

Supplemental disclosures of cash flow activity
Cash paid for interest	$865,810	$1,145,979
Cash paid for taxes	$--	$10,073

Supplemental disclosures of non-cash flow activity
Accounts receivable acquired with franchise acquisition	$--	$305,195
Equipment acquired with franchise acquisition	$--	$135,279
Intangible assets acquired with franchise acquisition	$--	$578,932
Deferred revenue assumed with franchise acquisition	$--	$900,538
Capital lease obligations assumed with franchise acquisition	$--	$118,868
Debt and accrued interest converted to preferred stock	$--	$2,139,633

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature and Organization of Business: Ideal Image Development, Inc. ("IIDI") is involved in the development, management and operation of treatment centers utilizing the IDEAL IMAGE® laser therapy system for the cosmetic services industry.

At September 30, 2011, the Company had 16 franchised centers and 49 company-owned centers.

Principles of Consolidation: These consolidated financial statements include operating results of Ideal Image Development, Inc. and majority owned subsidiaries, Ideal Image Development, Corporation (100%), Ideal Image of Arizona, LLC (100%), Ideal Image of Georgia, LLC (100%), Ideal Image of Missouri, LLC (100%), Ideal Image Clinics of NC, LLC (75%), Ideal Ventures, Inc. (100%), Ideal Image of Wisconsin, LLC (100%), Ideal Image of Tennessee, LLC (100%), Ideal Image of FL, LLC (100%), Ideal Image of TX, LLC (100%), Ideal Image of NM, LLC (100%), Ideal Image of Idaho, LLC (100%), Ideal Image of Utah, LLC (100%), Ideal Image of Nevada, LLC (100%) and Ideal Image of NC, LLC (100%). All significant inter-company accounts and transactions have been eliminated. The non-controlling interest of Ideal Image Clinics of North Carolina LLC is immaterial and has not been separately presented in these financial statements.

In addition to the entities listed above, the consolidated financial statements include the operating results of Ideal Image Clinics, PLLC, Homansky Health Medical Group of Nevada, PC, Beyond Health Medical Group of North Carolina, Inc., Ideal Health Medical Group of Tennessee, LLC, and Ideal Health Medical Group of Wisconsin, LLC. The Company holds variable interests in, and is the primary beneficiary of expected gains and losses from, these entities. These entities were set up for licensing purposes. The Company bears the benefits and risks of loss from operating these entities. The assets and liabilities are not material to the financial statements.

Basis of Presentation of Interim Condensed Consolidated Financial Statements: The accompanying unaudited condensed consolidated financial statements for each period include the condensed consolidated balance sheets, statements of income and cash flows of the Company and its subsidiaries. All significant intercompany items and transactions have been eliminated in consolidation. In the opinion of management, the accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to the SEC's rules and regulations. However, management believes that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the unaudited condensed consolidated financial statements reflect all material adjustments (which include normal recurring adjustments) necessary to present fairly our unaudited financial position, results of operations and cash flows. The unaudited results of operations for the nine months ended September 30, 2011 and cash flows for the nine months ended September 30, 2011 are not necessarily indicative of the results of operations or cash flows that may be expected for the remainder of 2011. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto for the year ended December 31, 2010. The December 31, 2010 Consolidated Balance Sheet included herein was extracted from the December 31, 2010 audited Consolidated Balance Sheet.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Franchise Operations: The Company grants franchises to private operations in exchange for an initial franchise fee and receives royalties based on a percentage of net sales. Franchise fees are deferred and recognized as income when substantial performance of franchisor obligations is complete. The Company typically receives an initial franchise fee ranging from $35,000 to $50,000 and a comprehensive system fee ranging from $160,000 to $215,000 for each location. These initial fees are recognized as revenue, less any amounts associated with royalty holidays (see below), when substantially all the initial services required by the franchise agreement have been performed (typically when the location is opened).

Services provided by the Company under franchise agreements include providing standard construction plans, interior layouts, equipment, furnishings and signage specifications, site selection assistance and review of final construction plans, initial training and planning and developing pre-opening and promotional programs. The Company recognizes site equipment sales revenue upon delivery of the equipment to the franchisee.

Royalties, which are based on monthly sales, are recognized as income on the accrual basis. The Company recognizes ongoing franchise royalty fees under its 10-year franchise agreements of 9% of monthly franchisee sales. Estimates at the end of each period are made based on historical sales reported for each store.

Revenue Recognition - Clinic Operations: The Company recognizes clinic sales in relation to treatment packages sold at the company-owned clinic locations. The package provides for five initial treatments which occurs at ten week intervals, and allows for up to four additional treatments, as necessary, to obtain the desired results. Clinic sales revenue is recognized evenly over the average number of treatments provided. Remaining contractual revenue relating to unperformed services is included in Deferred Revenue on the balance sheet.

Deferred Revenue: Deferred revenue represents franchise fees and deposits of $500,000 at September 30, 2011, as well as remaining clinic contractual treatments of $66,002,106 for which payment has been received or a customer financing receivable recorded. Deferred revenues are net of deferred finance fees totaling $5,215,267. These fees will be recognized in income as services are performed.

Deferred Customer Acquisition Costs: Commission costs directly related to the acquisition of guest contracts are deferred and recognized over the five visits prescribed under the contract.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains cash balances at several financial institutions in excess of the insurance limits provided by the Federal Deposit Insurance Corporation. Funds in these institutions are federally-insured up to $250,000.

Accountants Receivable: Accounts receivable consists of receivables due from franchisees for franchise and royalty fees and customer financing obligations for treatment contracts. Receivables related to customer financing obligations are typically less than the Company's related deferred revenue obligation with payments scheduled to occur in advance of the related treatments. Management performs ongoing credit evaluations of its franchisees and customer receivables and establishes an allowance for estimated bad debts when the potential for such uncollectible accounts becomes probable. Accounts receivable includes an allowance for doubtful accounts of approximately $490,000.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment: Property and equipment is recorded at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the assets or the shorter of the lease term or useful life for leasehold improvements and assets subject to capital leases.

Goodwill: Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any such impairment is recognized in the period identified.

Intangibles: Intangibles represents reacquired rights to trade name under franchise agreements measured on the basis of remaining contractual terms of the related contracts and amortized over the remaining contractual period of the contract in which the right was granted.

Advertising: The Company expenses the costs of advertising as incurred. Advertising expense was approximately $9,135,000 for the period ended September 30, 2011.

Income Taxes: The Company files a consolidated federal income tax return that includes Ideal Image Development, Inc. and all of its subsidiaries. The Company's method for accounting for income taxes conforms to ASC Section 740, Accounting for Income Taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. Valuation allowances, if any, are provided when a portion or all of a deferred tax asset may not be realized. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company adopted guidance issued by the FASB with respect to accounting for uncertainty in income taxes as of January 1, 2009. A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The adoption had no effect on the Company's financial statements.

The Company and its subsidiaries are subject to U.S. federal income tax, as well as state income taxes in the respective states in which it operates in. The Company is no longer subject to examination by taxing authorities for years before December 31, 2007. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at September 30, 2011.

Stock Based Compensation: The Company recognizes the cost of employee services received in exchange for awards of equity instruments based on the fair value of those awards. Compensation expense in future periods is based on managements' determination of the equity instruments' fair value at the grant date and allocated to expense ratably over the applicable vesting periods.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include those assumed in determining the allowance for doubtful accounts, the estimated useful lives of property and equipment, the deferred tax valuation allowance and the fair value assessment used for goodwill impairment testing.

In 2011, the Company centralized its call center operations in its corporate office.  As a result, these costs, which approximate $2.8 million for the nine months ended September 30, 2011, have been recorded in operating expenses.  In 2010, these costs were recorded in cost of revenues.

NOTE 2 - ACQUISITIONS

In order to facilitate the consistent operation and image of the Ideal Image brand, the Company has acquired a number of franchises from the franchisees. In 2010, the Company acquired three clinics due to defaults by the franchisees. As provided for in the applicable Franchise agreement, these clinics were acquired by the Company from the franchisee by assuming the franchisee's obligations for deferred revenue, debt, lease and other commitments while also taking ownership of the clinic's assets. Any unpaid royalties or other obligations of the franchisee to the Company were written-off and are included in bad debts expense in the accompanying Consolidated Statements of Income.

Each of these acquisitions has been accounted for as a purchase and, accordingly, the center's results of operations have been included in the accompanying consolidated financial statements since the respective acquisition dates. The purchase price for each acquisition was allocated to the fair value of assets acquired and liabilities assumed as follows:

The goodwill resulting from these acquisitions is associated primarily with the Company's market presence and leading position, growth opportunities in the markets which the Company operates, as well as the Company's experienced work forces and established operating infrastructures.

NOTE 3 - MANAGEMENTS' PLANS

The Company had net income for the period ended September 30, 2011 after incurring net losses in the previous three years which resulted in a shareholders' deficit position as of September 30, 2011. Losses were funded primarily through positive operating cash flow mainly from guest prepayments, as well as royalties from franchises. Management anticipates continued improvements in operations during fiscal year 2011 and beyond. Management acknowledges that improvement over the historical operating results is dependent upon the Company executing on their growth plan for additional clinic locations, as well as the Company owned clinics acquired in 2010 achieving expected sales volumes in 2011. Management currently expects that cash flows from operations will be sufficient to fund working capital required for operations and clinic expansions.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Operating Leases: The Company leases its corporate headquarters and office facilities under non-cancelable operating leases through 2016.

Total rent expense was approximately $2,640,000 for the period ended September 30, 2011.

Litigation: The Company is involved in various legal proceedings which are ordinary, routine proceedings incidental to the industry. Management believes that the ultimate resolution of the matters will not have a material effect on the Company's consolidated financial position, results of operations and cash flows.

IDEAL IMAGE DEVELOPMENT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

NOTE 5 - RELATED PARTY TRANSACTIONS

Several minority shareholders are clinic franchise owners. Royalty revenue and franchise fee revenue collected from shareholder owned clinics accounted for approximately 3% of total revenue for the period ended September 30, 2011. There were no receivables from shareholder owned clinics as of September 30, 2011.

NOTE 6 - SUBSEQUENT EVENTS

Management has performed an analysis of the activities and transactions subsequent to September 30, 2011 to determine the need for any adjustments to and/or disclosures within the financial statements for the period ended September 30, 2011. Management has performed their analysis through January 13, 2012, which is the date the financial statements were available to be issued.

On November 1, 2011, Steiner Leisure Limited (Acquirer) acquired of all of the issued and outstanding capital stock of the Company. The two Co-CEOs of the Company have agreed to continue in those roles.

The purchase price for this transaction was $175.0 million payable in cash at closing, and was paid from existing cash and through borrowings under the Acquirer's new Credit Facility. In addition, approximately $12.3 million in debt was repaid with proceeds from the acquisition transaction.